Exhibit 10.1

Consultant Agreement

CONSULTANT AGREEMENT

This Consultant Agreement dated as of the 25th day of August, 2016.

BETWEEN:

Globe Net Wireless Corp., a company incorporated under the laws of Nevada having its registered office located at 1859 Whitney Mesa Drive, Henderson, Nevada, 89014

(the “Company”)

AND:

impact media group limitada, a company incorporated under the laws of Costa Rica and having an office located at Los Tucanes, San Ramon De Alajuela, Costa Rica

(the “Consultant”)

WITNESSES THAT WHEREAS:

A. the primary purpose of the Company is to develop software and Internet systems;

B. the Consultant is instrumental to the growth and development of the Company;

C. in order to ensure the continual growth and success of the Company, the Board of Directors resolved to retain the Consultant to provide software programming services on the terms and conditions hereinafter set forth and to appoint the Consultant as a consultant to the Company;

D. the Consultant has agreed to accept such an appointment and to be retained as a consultant upon the terms and conditions as herein set out;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and mutual covenants and agreements contained in this agreement, the parties covenant and agree with each other as follows:

1. Consultant’s Duties and Obligations

1.1 The Company appoints and retains the Consultant as a consultant to provide to the Company the Services (as defined below) contemplated by this agreement, and the Consultant agrees to accept the appointment of consultant contemplated by this agreement and to provide the Services to the Company upon the terms and conditions contained in this agreement and for the consideration provided for in this agreement.

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1.2 The Consultant will faithfully, honestly and diligently provide management consulting services as reasonably required by the Company from time to time in consideration of which the Company will pay a consulting fee of $5,000.00 to the Consultant. The Company will pay the consultant fee on August 25, 2016.

1.3 The Consultant will perform the Services through Rosibel Ruiz and the Consultant will not provide the Services through any of its personnel other than Ms. Ruiz without the written consent of the Company.

1.4 During the term of this agreement, the Consultant will faithfully, honestly and diligently provide research and development services as reasonably required by the Company from time to time including, but not limited to:

(a)	developing, maintaining, upgrading and improving software systems that are designed to provide consumer text software platforms (the “Software”) for the Company and its clients;

(b)	organizing, supervising, and being responsible for the day to day operation of all Software development and maintenance required by the Company and its clients; and

(c)	assessing and reporting on potential projects for new or existing Software, including, without limitation, projects for texting software (collectively the “Projects”);

(d)	integrating and delivering an operational Software for each Project;

(e)	assisting the Company in purchasing, leasing or maintaining all equipment, supplies, and systems required for the development and maintenance of new and existing Software and Projects;

(f)	keeping a true record and account of all professional appointments made, all clients attended upon, all services rendered, and all other business conducted by the Consultant on behalf of the Company; and

(g)	promptly submitting such forms, invoices, bills and other documents as are required to obtain payment for services rendered on behalf of the Company.

(collectively, the “Services”).

1.5 In providing the Services under this agreement, the Consultant will report weekly to the Board of Directors and will receive instructions from the Board of Directors. The Consultant will adhere to all reasonable policies, rules, directives, systems and procedures of the Company that will be in force from time to time.

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2. Term

2.1 The Company agrees to retain the Consultant and the Consultant agrees to be retained by the Company for 60 days commencing August 25, 2016 and ending October 25, 2016 (the “Term”).

2.2 It is understood and agreed that, upon the expiration of the Term, the Consultant’s engagement by the Company will thereafter continue from month to month. Unless or until a new consultant agreement is entered into at that time, either party may terminate this agreement as per the terms and conditions set out in Section 4.2 hereof.

3. Reimbursement for Expenses

3.1 The Company will reimburse the Consultant for all reasonable expenses actually and properly incurred by the Consultant in connection with taking up and performing the Services, provided that the Company will have approved all such expenses in writing prior to being incurred. The Company will make all payments or reimbursements for expenses immediately upon submission by the Consultant of vouchers, bills, or receipts for such expenses.

4. Termination of Agreement

4.1 If the Consultant or Ms. Ruiz:

(a)	materially breaches any term or condition of this agreement, including, without limitation, failing to provide the Services in accordance with the terms and conditions of this agreement;

(b)	is guilty of dishonesty or theft of any property, including any property belonging to the Company, any consultant of the Company, any employee of the Company, or any client of the Company;

(c)	is guilty of conduct that is viewed by the Company (acting reasonably and in good faith) as detrimental to the business of the Company;

(d)	fails to account for and pay to the Company all monies that come into his possession as a result of his activities as a Consultant of the Company; or

(e)	falsifies any document of the Company, including, but not limited to, expense claims or invoices, or gives any false or misleading information during the term of this agreement;

then, and not otherwise, the Company may terminate this agreement and the appointment of the Consultant without the notice provided for in Section 4.2 hereof.

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4.2 The Company or the Consultant may terminate this agreement by giving to the other party two (2) weeks’ written notice of termination, and upon the expiration of such period, the appointment of the Consultant will be terminated accordingly.

4.3 If either party terminates this agreement, the Consultant will meet with the Company’s representatives. At the meeting the Consultant will deliver to the Company all of the documents in the Consultant’s possession, including all notes, graphs, data, publications, and other materials obtained or produced by the Consultant during the term of this agreement.

5. Confidentiality Information

5.1 The Consultant will at no time and in no manner, regardless of the reason therefor, disclose to any person or use for personal gain, any confidential or secret information of the Company for his own benefit or to the detriment of the Company.

6. Further Assurances

6.1 Each of the parties will from time to time and at all times do all such further acts and execute and deliver all such further deeds and documents as will be reasonably required in order to fully perform and carry out the terms of this agreement.

7. Time of the Essence

7.1 Time will be of the essence in the performance of this agreement.

8. Enurement

8.1 This agreement will ensure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

9. Severability

9.1 If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provisions will not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10. Notices

10.1 Each notice, demand or other communication required or permitted to be given under this agreement will be in writing and will be delivered to such party, at the address for such party specified above. The date of receipt of such notice, demand or other communication will be the date of delivery.

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10.2 The parties may at any time and from time to time notify the other party in writing of a new address to which notice will be given to it thereafter until further change.

11. Entire Agreement

11.1 This agreement will supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

12. Governing Law

12.1 This Agreement and all provisions hereof will be governed by and construed in accordance with the laws of the State of Nevada.

13. Waivers

13.1 No consent or waiver expressed or implied by any party in respect of any breach or default by any other party will be deemed or construed to be a consent to or a waiver of any other breach or default whatsoever.

14. Counterparts

14.1 This agreement may be executed in one or more counterparts, each of which when so executed will be deemed an original, and such counterparts together will constitute one in the same instrument.

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IN WITNESS WHEREOF this Agreement was executed by the parties hereto as of the day and year first above written.

The corporate seal of Globe Net	)
Wireless Corp. was affixed	)
hereunto in the presence of:	)
	)	( S E A L )
/s/ Gustavo Americo Folcarelli	)
Gustavo Americo Folcarelli
Authorized Signatory	)

The corporate seal of Impact Media	)
Group Limitada was affixed	)
hereunto in the presence of:	)
	)	( S E A L )
/s/Rosibel Ruiz	)
Rosibel Ruiz
Authorized Signatory	)